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                                  EXHIBIT 23.5
                     CONSENT OF BT ALEX. BROWN INCORPORATED
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                                    CONSENT
                                       OF
                          BT ALEX. BROWN INCORPORATED

    We hereby consent to the inclusion and description of, and reference to, our opinion letter, dated January 16, 1998 (the "Opinion"), to the Board of Directors of Checkmate Electronics, Inc.("Checkmate"), which is included as Annex G to the Joint Proxy Statement/Prospectus consituting a part of this Registration Statement on Form S-4 covering common stock, par value $.01 per share, of IVI Checkmate Corp. (the "Company") to be issued in connection with the Combination Agreement dated as of January 16, 1998 pursuant to which Checkmate will become a wholly-owned subsidiary of the Company. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act.

                                          BT ALEX. BROWN INCORPORATED

                                          BY: /S/ BT ALEX. BROWN INCORPORATED
                                          AUTHORIZED SIGNATORY

Date: May 18, 1998